Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael A. Sicuro
702.263.2505

PROGRESSIVE GAMING INTERNATIONAL INTENDS TO ACQUIRE VIRTGAME

TECHNOLOGY TO BE USED FOR CENTRAL SERVER-BASED SLOT GAME AND SPORTS BETTING

DRIVING TOWARDS THE NEXT GENERATION OF INTEGRATED CASINO MANAGEMENT SYSTEMS

LAS VEGAS – January 23, 2005 – Progressive Gaming International Corporation (the Company) (NASDAQ: PGIC), a leading supplier of integrated casino management systems and games for the gaming industry world-wide, announced today that it has entered into an exclusive agreement to negotiate to acquire VirtGame Corp. (OTC Bulletin Board: VGTI) in a stock swap valued at approximately $20 million. VirtGame is a provider of open architecture gaming software primarily focused on the delivery of central server-based slot games and centrally managed sports betting.

President and Chief Executive Officer of the Company Russ McMeekin stated: “The reality of central server-based and downloadable slot games is rapidly approaching the gaming industry. This technology is expected to allow casino operators to expand the offering of available games for patrons while increasing the control and security over the process. We believe casinos will be able to increase their gaming revenues at a lower cost and provide significant flexibility in the type of game that is delivered to the patron. We also believe the future of slot games is through the use of this type of technology, and is clearly within the core competency of our technology-focused organization.”

McMeekin continued: “The VirtGame technology is expected to be incorporated into our CasinoLink® architecture to provide two additional modules, CasinoLink Game Station and CasinoLink Sports Station. We intend to license these modules to our installed base world-wide on a recurring fee basis. In addition, we expect to continue to integrate our Slot Management, Table Management and Multi-Game Progressives along with the VirtGame Modules into an integrated yet modular casino management system outlined below to be named CasinoLink Enterprise Edition. Our customers world-wide are continuously asking for an integrated yet flexible solution to increase their revenues at a much lower incremental cost. The requirements of our extensive customer base were a key factor in the decision to pursue an investment in this technology.”

McMeekin concluded: “We expect to immediately begin the process of porting existing slot titles to the CasinoLink Game Station Module and develop new games internally and externally with a third party game developer program. In addition, we also expect to submit our first release of Casino Link Game Station with the initial game library during the fourth quarter of fiscal 2005.”

President and Chief Executive Officer of Virtgame Mark Newburg stated: “When I joined VirtGame in August 2004, it was my mission to align our company’s technologies with an established global distribution system. We expect this transaction to achieve that goal while providing our shareholders a unique opportunity to increase the value of their holdings through ownership in PGIC. We expect Progressive Gaming International will continue to advance our technology to the next generation and successfully commercialize central server-based and downloadable games and centrally managed sports betting.”

The Company’s systems currently manage 45,000 slot machines and 1,500 table games world-wide. The ability to sell additional functionality to its existing and new installed base is expected to provide high margin, incremental annuity-based revenue.

The Company does not intend to operate the sports wagering business in Nevada, but expects to monetize the intellectual property through licensing transactions with third parties, which will be disclosed separately.

Chief Financial Officer Michael A. Sicuro stated: “We are creating a new path for the future for our customers and shareholders. We expect this transaction to significantly enhance our systems portfolio by providing multiple forms of gaming revenue for our customers world-wide from a single integrated casino management system. When we integrate these new modules with our existing solutions for slot, table and multi-game progressives, we believe we will have a unique and powerful product offering for gaming operators world-wide. This is a classic buy vs. build decision, with the intent to get a product to market faster and more cost effectively through acquiring developed technology and intellectual property. We expect the deal to be neutral in 2005, $.05 - $.10 accretive in 2006, with the real potential for growth in revenues and free cash flow occurring in 2007 and beyond. We may realize the benefits sooner, depending on the velocity of the adoption of this leading edge technology.”

The Company expects to finalize the definitive agreement within the next 7-10 days. The transaction will require regulatory approval, and approval by the VirtGame shareholders. The deal is expected to close in the second quarter of fiscal 2005.

The following is the expanded list of the Progressive Gaming Integrated Casino Management Solution Suite:

CasinoLink Enterprise Edition – Modular Casino Management System

CasinoLink Slot Management Module

CasinoLink Game Station Module (New)

CasinoLink Player Tracking Module

CasinoLink Sports Station Module (New)

CasinoLink Media Station Module (New)

CasinoLink Jackpot Station Module - Slot and Table Game Module

WagerLink Cashless Module - Slot, Table Game and Sport Betting Module (New)

TableLink™ Player Tracking Module

TableLink Chip Tracking Module

TableLink Game Tracking Module (New)

Free cash flow is defined as the net change in cash and cash equivalents at the beginning of a reporting period as compared to the cash and cash equivalents at the end of that same reporting period. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. GAAP is defined as generally accepted accounting principles as applied in the United States.

A conference call to discuss this transaction will be hosted by management on January 24, 2005 at 9:00 AM PST. Interested parties may participate via teleconference by dialing 800.299.0148, passcode 33988702. International parties may participate by dialing 617.801.9711, passcode 33988702. The teleconference will be webcast on the Company’s website at www.progressivegaming.net or

www.mikohn.com. A replay of the teleconference can be accessed for 30 days by dialing 888.286.8010, passcode 92112528, and international parties by dialing 617.801.6888, passcode 92112528, or on the Company’s website at www.progressivegaming.net or www.mikohn.com. The Company’s website will also include any additional material historical financial or statistical information discussed in the conference call and not included in the release (as well as any non GAAP financial measures as defined by the SEC), if applicable, and a copy of the Company’s investor presentation.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry world-wide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

About VirtGame

Virtgame is a Nevada Gaming Commission licensed provider of innovative sports book software systems and server-based, networked gaming software for regulated gaming applications. VirtGame’s technology platform, VirtGame SP™, is comprehensive, scalable and customizable, enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. VirtGame’s products, when used in combination, and individually, create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.

CasinoLink is a registered trademark of Mikohn Corporation. ©2005. All Rights Reserved

TableLink is a trademark of Mikohn Corporation. ©2005. All Rights Reserved

# # #

ADDITIONAL INFORMATION

Subject to the completion of definitive agreements, Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a prospectus of Mikohn, a proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, if and when available, and other documents filed by Mikohn and VirtGame at the Securities and Exchange Commission’s web site at www.sec.gov. The prospectus/proxy statement and such other documents may also be obtained, when available, from Mikohn by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 6969 Corte Santa Fe, Ste. A, San Diego, California 92121, Attention: Investor Relations. Mikohn, VirtGame and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VirtGame with respect to the transactions contemplated by the merger agreement. A description of any interests that Mikohn’s or VirtGame’s directors and executive officers have in the proposed merger will be available in the prospectus/proxy statement. Information regarding Mikohn’s officers and directors is included in Mikohn’s 10-K/A filed with the Securities and Exchange Commission on April 29, 2004. Information regarding VirtGame’s officers and directors is included in VirtGame’s 10-KSB filed with the Securities and Exchange Commission on April 12, 2004. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Mikohn and VirtGame.

Forward Looking Statements

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding expectations for the acquisition of VirtGame, the anticipated value of the proposed transaction, expectations for utilization of the VirtGame technology following the completion of a transaction and the ability of that technology to allow casinos to increase their gaming revenues, the expected integration of the VirtGame technology into the Company’s existing and planned products, intentions regarding the operation of VirtGame’s sports wagering business, other activities expected to occur as a result of the transaction and the financial and operational impact of the acquisition. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that definitive documentation for the transaction may not be completed when expected, or at all, the risk that the acquisition transaction may not be completed in the second quarter of fiscal 2005, or at all, risks related to the integration of VirtGame’s technology with the Company’s existing and planned products, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by stockholders of VirtGame, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction, the risk that the impact on the Company’s ongoing operational results from the transaction will be more adverse to the Company than anticipated, risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, risks related to delay in the introduction of new products, the status of rights licensed from content providers, the risk that the Company’s planned products may not perform in the manner indicated in such forward-looking statements, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.